EXHIBIT 4.03


 NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
 "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS EITHER (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS RELATING THERETO OR (ii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

 THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A PERSON THAT IS AN "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 502 OF REGULATION
 D OF THE SECURITIES ACT.




                                     WARRANT

                                 J. BAKER, INC.

                        Common Stock Subscription Warrant

                      Warrant to Subscribe [_______], 1999

for           shares                                      [________], 1999

                              Void After [ ], 2004


                  THIS CERTIFIES that, for value received, [__________], a [________], or its registered assigns, is entitled to subscribe for and purchase from J. Baker, Inc., a Massachusetts corporation (hereinafter called the "Company"), at the price of $5.00 per share (such price as from time to time adjusted as hereinafter provided being hereinafter called the "Warrant Price"), at any time on or prior to [_____], 2004, up to [_______]1 (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of common stock, par value $[__] per share, of the Company (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and any warrant or warrants subsequently issued upon exchange or transfer hereof and any warrant or warrants subsequently issued upon exchange or transfer thereof, are hereinafter collectively called the "Warrants".

                  Section 1.  Exercise of Warrant.

                  (a) Method of Exercise. Subject to compliance with applicable law, the rights represented by this Warrant may be exercised by the holder hereof, at any time or from time to time, in whole or in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company, and as further provided below in this Section 1:

                           i) Cash Exercise. By payment to the Company of the Warrant Price in cash or by certified or official bank check, for each share being purchased;

                           ii) Net Issue  Exercise.  By an  election  to receive
                  shares of Common Stock the aggregate fair market value of which as of the date of exercise is equal to the fair market value of this Warrant (or the portion thereof being canceled) on such date, in which event the Company, upon receipt of notice of such election, shall issue to the holder hereof a number of shares of Common Stock equal to (A) the number of shares of Common Stock acquirable upon exercise of all or any portion of this Warrant being canceled, as at such date, multiplied by (B) the balance remaining after deducting (x) the Warrant Price, as in effect on such date, from (y) the fair market value of one share of Common Stock as at such date, and divided by (C) such fair market value; or

                           iii) Combined Payment Method.  By satisfaction of the
                  Warrant Price for each share being acquired in combination of the methods described in clauses (i) and (ii) above.

                  (b) Definition of Fair Market Value. For the purposes of this Warrant, "fair market value" shall mean, as to any security, as follows: (i) if that security is listed or admitted to trading on one or more national securities exchanges, the average of the last reported sales prices per share regular way or, in case no such reported sales take place on any such day, the average of the last reported bid and asked prices per share regular way, in either case on the principal national securities exchange on which that security is listed or admitted to trading, for the 20 trading days immediately preceding the date upon which the fair market value is determined (the "Determination Date"); (ii) if that security is not listed or admitted to trading on a national securities exchange but is quoted by the NASD Automated
         Quotation System ("NASDAQ") or any other nationally recognized quotation service, the average of the last reported sales prices per share regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted by NASDAQ or such other quotation service, the average for each such day of the last reported bid and asked prices per share, for the 20 trading days immediately preceding the Determination Date as furnished by the National Quotation Bureau Incorporated or corresponding source or any similar successor organization; or (iii) if that security is not listed or admitted to trading on a national securities exchange or quoted by NASDAQ or any other nationally recognized quotation service, the "fair market value" shall be the fair value thereof determined jointly by the Company and the registered holders of Warrants outstanding representing a majority of the shares of Common Stock acquirable upon exercise of the Warrants; provided, however, that if such parties are unable to reach agreement within a reasonable time, the "fair market value" shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the registered holders of Warrants outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants or, if that selection cannot be made within 15 business days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. Anything in this paragraph (b) to the contrary notwithstanding, the fair market value of this Warrant or any portion thereof as of any Determination Date shall be equal to (i) the fair market value of the shares of Common Stock issuable upon exercise of this Warrant (or such portion thereof) (determined in accordance with the foregoing provisions of this paragraph (b)); minus (ii) the aggregate Warrant Price of this Warrant (or such portion thereof).

                  (c) Delivery of Certificates, Etc. In the event of any exercise of the rights represented by this Warrant, including any adjustment thereof pursuant to Section 2 hereof, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding five business days, after the rights represented by this Warrant shall have been exercised in accordance with this Section 1; and, unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant. If any fractional interest in a share of Common Stock would, except for the provisions of this Section 1, be delivered upon such exercise, the Company, in lieu of delivery of a fractional share thereof, shall pay to the holder hereof an amount in cash equal to the fair market value of such fractional share as determined in good faith by the Board of Directors of the Company.

                  Section 2. Adjustment of Number of Shares. Upon each adjustment of the Warrant Price as provided in this Section 2, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (rounded to the nearest whole share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

                  (a) Subdivision or Combination of Stock; Dividends. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare a dividend, or make any other distribution, upon its Common Stock payable in Common Stock or options or other securities exercisable for or convertible into Common Stock, the Warrant Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

                  (b) Adjustment of Price Upon Issuance of Common Stock. If and whenever the Company shall issue or sell after the date hereof any shares of its Common Stock for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then, upon such issue or sale, the Warrant Price shall be reduced to the price determined by multiplying such Warrant Price by a fraction, the numerator of which shall be equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon exercise of this Warrant) multiplied by the then fair market value of a share of Common Stock and (b) the consideration, if any, received by the Company upon such issue or sale, and the denominator of which shall be equal to the total number of shares of Common Stock outstanding immediately after such issue or sale
         (including as outstanding all shares of Common Stock issuable upon exercise of this Warrant without giving effect to any adjustment in the number of shares so issuable by reason of such issue and sale) multiplied by the then fair market value of a share of Common Stock.

                  (c) Issuance of Rights, Options or Convertible Securities. In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of (other than options granted to employees or directors of the Company to acquire in the aggregate up to 750,000 shares of Common Stock), Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") or issue or sell any Convertible Securities, whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
         (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange or the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in paragraph (e) below, no adjustment of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (d) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in paragraph (c), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c), or the rate at which any Convertible Securities referred to in paragraph (c) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Warrant Price in effect at the time of such event shall forthwith be readjusted to the Warrant Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Warrant Price then in effect hereunder shall forthwith be increased to the Warrant Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in paragraph (c) or the rate at which any Convertible Securities referred to in paragraph (c) are convertible into or exchangeable for Common
         Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Warrant Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Warrant Price then in effect hereunder is thereby reduced.

                  (e) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Warrant Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Warrant Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving entity are issuable to holders of Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Warrant Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company. The holders of Warrants shall exercise such Warrants immediately prior to the consummation of any such reorganization, reclassification, consolidation, merger or sale in giving effect to any adjustments required by this Section 2(e).

                  (f) Notice of Adjustment. Upon any adjustment of the Warrant Price, then and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to each registered holder of the Warrants at the address of such registered holder as shown on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (g)  Stock  to Be  Reserved.  The  Company  will at all  times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issuance upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will not take any action that would cause the par value per share of the Common Stock to be an amount less than the then current Warrant Price. The Company will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Company may be listed. The Company will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation. The Company has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with the issuance of such shares.

                  (h) Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of the Warrants shall be made without charge to the registered holders of such Warrants for any issuance tax in respect thereof; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of any registered holder of the Warrants.

                  (i) Closing of Books. The Company will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                  (j) Definition of Common Stock. As used herein the term "Common Stock" shall mean and include the common stock, par value $.50 per share, of the Company as authorized by Articles of Organization of the Company as in effect on the date hereof (the "Company Charter") and also any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as common stock, par value $.50 per share, of the Company as authorized for issuance under the Company Charter, or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Company and, in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  No adjustment of the Warrant Price pursuant to this Section 2, however, shall be made in an amount less than $.0001 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.0001 per share or more.

                  Section 3.  Notices of Record Dates.  In the event of:

                  (1) the establishment by the Company of a record date of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (2) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company or consolidation or merger of the Company, or

                  (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will give notice to the registered holder of this Warrant specifying (i) the date on which any such record date is to be established for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, or
(ii)   the   date  on   which   any   such   reorganization,   reclassification,
recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or to a favorable vote of shareholders, if either is required.

                  Section 4. Registration Rights. The rights of the holder hereof with respect to the registration under the Securities Act of the shares of Common Stock issuable upon the exercise of this Warrant are set forth in the registration rights agreement, dated the date hereof, among the Company and the several other persons named therein.

                  Section 5. No Shareholder Rights or Liabilities. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision hereof, in the absence of affirmative action by the registered holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the registered holder hereof, shall give rise to any liability of such registered holder for the Warrant Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  Section 6. Investment Representation and Legend. The registered holder, by acceptance of this Warrant, represents and warrants to the Company that it is acquiring this Warrant and will be acquiring the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof and agrees that the Company may affix upon this Warrant (and any warrant or warrants subsequently issued upon exchange or transfer of this Warrant) the following legend:

                  "NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS EITHER (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS RELATING THERETO OR (ii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, STATING THAT SUCH REGISTRATION IS NOT REQUIRED."

The registered holder, by acceptance of this Warrant, further agrees that the Company may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Warrant:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS EITHER (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS RELATING THERETO OR (ii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, STATING THAT SUCH REGISTRATION IS NOT REQUIRED."

                  Section 7. Transfer Restrictions. Until there is an effective registration statement under the Securities Act covering the sale, transfer or other disposition of this Warrant or the shares of Common Stock issued upon exercise of this Warrant, the registered holder of this Warrant, by acceptance of this Warrant, agrees with the Company that such holder may sell, transfer or otherwise dispose of this Warrant or the shares of Common Stock issued upon exercise of this Warrant solely to a person that is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Securities Act and that makes the representations to and agreements with the Company with respect thereto as may be reasonably specified by the Company.

                  The registered holder, by acceptance of this Warrant, further agrees that the Company may affix the following legend to this Warrant and the certificates for shares of Common Stock issued upon exercise of this Warrant:

                  "THE  HOLDER OF THIS  SECURITY  AGREES FOR THE  BENEFIT OF THE
         COMPANY THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A PERSON THAT IS AN "ACCREDITED INVESTOR" AS SUCH TERM IS DEFINED IN RULE 502 OF REGULATION D OF THE SECURITIES ACT."

                  Section 8. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

                  Section 9. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, (i) if to the Company, to it at 55 Turnpike Street, Canton, Massachusetts 02021, attention: Chief Financial Officer with a copy to Goodwin, Procter & Hoar, Exchange Place, Boston, Massachusetts 02109, attention, Raymond C. Zemlin, P.C. or at such other address as shall have been furnished to the registered holder by notice from the Company or (ii) if to the registered holder, to such holder at the address specified on the books of the Company or at such other address as shall have been furnished to the Company by notice from the holder of this Warrant.

                  Section 10. Exchange and Transfer of Warrants. The Company shall keep at its principal business office a register in which the Company shall provide for the registration of Warrants and for the registration of transfer and exchange of Warrants. The holder of this Warrant may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the principal business office of the Company, and, at the expense of such holder, receive in exchange therefor a Warrant or Warrants to purchase such number or numbers of shares of Common Stock as such holder may request (up to the aggregate number of shares for which this Warrant is exercisable), and registered in the name of such person or persons as may be designated by such holder. Every Warrant presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the holder of such Warrant or his attorney duly authorized in writing. Every Warrant so made and delivered in exchange for this Warrant pursuant to this Section 9 shall in all other respects be in the same form and have the same terms as this Warrant. No transfer or exchange of any Warrant shall be valid unless made in the foregoing manner at such office.

                  Section 11. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws rules.

                  IN WITNESS WHEREOF, J. Baker, Inc. has executed this Warrant on and as of the day and year first above written.

                                 J. BAKER, INC.



                                 By: /s/ Philip Rosenberg
                                 Name:  Philip Rosenberg
                                 Title:  Executive Vice President

                             SUBSCRIPTION AGREEMENT



To:

Dated:

                  The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase [ ] shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the Warrant Price per share provided by such Warrant [in cash] [as provided in
Section 1(a)(ii) of such Warrant] [_____ shares in cash and ______ shares as provided in Section 1(a)(ii) of such Warrant].



                                     Signature ___________________

                                     ---------------------------


                                     Address ____________________

                                     ---------------------------



(1) The Warrants in the aggregate will be exercisable for 1,200,000 shares of Common Stock